UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	November 15, 2011

CARBO Ceramics Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-15903	72-1100013
(Commission File Number)	(IRS Employer Identification No.)

575 North Dairy Ashford, Suite 300 Houston, Texas	77079
(Address of Principal Executive Offices)	(Zip Code)

(281) 921-6400
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The following information is being reported pursuant to Section 5.02(e) of Form 8-K:

On November 15, 2011, CARBO Ceramics Inc. (“CARBO”) agreed to increase the annual base salary of Gary A. Kolstad, CARBO’s President and Chief Executive Officer, from $600,000 to $700,000 effective on January 1, 2012 pursuant to the terms of Mr. Kolstad’s Amended and Restated Employment Agreement, dated October 31, 2008 (the “Employment Agreement”), under which the CARBO Board of Directors (the “Board”) may review and increase Mr. Kolstad’s annual base salary in its discretion as it deems appropriate.

On the same date, the Board and Mr. Kolstad agreed to the terms of a modification to the annual incentive bonus formula in the Employment Agreement.  At Mr. Kolstad’s request and with the Board’s subsequent approval, effective January 1, 2012, Mr. Kolstad’s annual incentive bonus will be calculated as the sum of (i) 0.5% of CARBO’s earnings before interest income and expense and taxes for each fiscal year (“EBIT”) up to $75,000,000 and (ii) 0.9% of EBIT in excess of $75,000,000, which represents a reduction in the percentage of EBIT comprising the annual incentive bonus for EBIT amounts over $75,000,000 from 1% to 0.9%.  Mr. Kolstad and CARBO intend to enter into a formal amendment to the Employment Agreement to reflect this change.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARBO CERAMICS INC.

Date: November 18, 2011	By:	/s/ Ernesto Bautista III
Ernesto Bautista III Vice President and Chief Financial Officer